UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: February 7, 2000




                               RSI HOLDINGS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)




      North Carolina                    0-18091               56-1200363
      --------------                    -------               ----------
(State or other juris-                (Commission            (IRS Employer
 diction of incorporation)            File Number)        Identification Number)


 28 East Court Street, Post Office Box 6847, Greenville, South Carolina 29606
 ----------------------------------------------------------------------------
      (Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:  (864) 271-7171





















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Item 5.  Other Events
         ------------

     As disclosed in its Form 10-QSB for the quarter ended November 30, 1999, HomeAdd Financial Corporation ("HomeAdd"), a wholly-owned subsidiary of RSI Holdings, Inc. (the "Company"), sold more than 90% of its loans during the months from January 1999 through August 1999 to a single federal bank in California. During the first quarter of the Company's 2000 fiscal year this bank reduced the number of loans that it will buy, which caused increased difficulties for HomeAdd in selling its loans.

     HomeAdd has experienced increased losses that resulted from difficulties in selling its loans as described above. Although HomeAdd has sought to replace the bank in California with other purchasers of mortgages and to operate profitably, it has not been able to do so.

     As a result, the Company has decided to cease all of HomeAdd's business operations as soon as possible. The Company anticipates that no material assets of the Company will remain after payment of the Company's existing and contingent liabilities. Although the Company intends to look for other business opportunities, it cannot determine at this time what, if any, future business activities it may engage in.

     In addition, at the annual meeting of the Company's shareholders held on January 27, 2000, the Company announced that two of the nominees for the Company's board of directors, Joe F. Ogburn and Charles C. Mickel, have declined to serve as directors for personal reasons.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

(a) Financial Statements of the Businesses Acquired. Not Applicable

(b) Pro Forma Financial Information. Not Applicable

(c) Exhibits. Not Applicable

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 RSI HOLDINGS, INC.


February 7, 2000                                 By: /s/ Buck A. Mickel
                                                 ----------------------
                                                     Buck A. Mickel
                                                     President and Chief
                                                        Executive Officer